EXHIBIT 99.1

News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

AMGEN ANNOUNCES PRICING TERMS OF

SENIOR NOTES EXCHANGE OFFERS

THOUSAND OAKS, Calif. (May 25, 2016) – Amgen (NASDAQ:AMGN) announced today the pricing terms of its previously announced seven separate private offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) certain specified series of its outstanding senior notes (collectively, the “Old Notes”) for new Senior Notes due 2048 (the “New 2048 Notes”) and new Senior Notes due 2051 (the “New 2051 Notes” and, together with the New 2048 Notes, the “New Notes”), as applicable.

The Exchange Offers consist of the following:

(a)	(i) an offer to exchange any and all 6.375% Senior Notes due 2037;

(ii) an offer to exchange any and all 6.90% Senior Notes due 2038; and

(iii) an offer to exchange any and all 6.40% Senior Notes due 2039;

in each case, for New 2048 Notes (collectively, the “2048 Exchange Offers”); and

(b)	(i) an offer to exchange the 5.75% Senior Notes due 2040;

(ii) an offer to exchange the 5.65% Senior Notes due 2042;

(iii) an offer to exchange the 5.375% Senior Notes due 2043; and

(iv) an offer to exchange the 5.15% Senior Notes due 2041;

in each case, for New 2051 Notes (collectively, the “2051 Exchange Offers”), provided that the aggregate principal amount of New 2051 Notes to be issued in the 2051 Exchange Offers shall not exceed $7,100,000,000 less the aggregate principal amount of New 2048 Notes to be issued pursuant to the 2048 Exchange Offers (such amount, the “Maximum 2051 Notes Exchange Cap”).

The Exchange Offers are being conducted by Amgen upon the terms and subject to the conditions set forth in a confidential offering circular, dated May 12, 2016 (the “Confidential Offering Circular”) and the related letter of transmittal. The Exchange Offers are only intended for, and copies of the offering documents will only be made available to, holders of outstanding Old Notes that have certified their status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) (A) a person other than a “U.S. person” (as defined in Rule 902 of Regulation S under the Securities Act), outside the United States not purchasing for the account or benefit of a U.S. person,

AMGEN ANNOUNCES PRICING TERMS OF SENIOR NOTES EXCHANGE OFFERS

(B) acquiring the New Notes in an offshore transaction in accordance with Regulation S under the Securities Act and (C) otherwise a qualified non-U.S. offeree (as described in the Confidential Offering Circular) (each such holder, an “Exchange Eligible Holder” and, collectively, the “Exchange Eligible Holders”). Documents relating to the Exchange Offers have been and will be distributed only to holders of the outstanding Old Notes that have completed or will complete and have returned or will return the letter of eligibility confirming that they are Exchange Eligible Holders. Holders of the outstanding Old Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/amgn or contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (877) 478-5043 or at (212) 269-5550 (banks and brokerage firms).

The following tables indicate, among other things, the Total Exchange Price (as defined below) for each $1,000 principal amount of the applicable series of Old Notes subject to the Exchange Offers, as calculated at 2:00 p.m., New York City time, on May 25, 2016 (the “Price Determination Date”) in accordance with the Confidential Offering Circular:

2048 Exchange Offers

CUSIP/ISIN Number	Old Notes	Reference U.S. Treasury Security	Yield of Reference U.S. Treasury Security at Price Determination Date	Fixed Spread (basis points)	Exchange Offer Yield	Total Exchange Price(1)
031162AW0/ US031162AW01	6.375% Senior Notes due 2037	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,274.54

031162AY6/ US031162AY66	6.90% Senior Notes due 2038	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,356.12

031162BA7/ US031162BA71	6.40% Senior Notes due 2039	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,291.02

2051 Exchange Offers

CUSIP/ISIN Number	Old Notes	Reference U.S. Treasury Security	Yield of Reference U.S. Treasury Security at Price Determination Date	Fixed Spread (basis points)	Exchange Offer Yield	Total Exchange Price(1)
031162BC3/ US031162BC38	5.75% Senior Notes due 2040	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,203.78

031162BH2/ US031162BH25	5.65% Senior Notes due 2042	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,196.86

031162BP4/ US031162BP41	5.375% Senior Notes due 2043	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,157.75

031162BK5/ US031162BK53	5.15% Senior Notes due 2041	2.50% UST due February 15, 2046	2.663%	+170	4.363%	$1,118.81

1.

Payable in principal amount of the applicable series of New Notes per each $1,000 principal amount of the specified series of Old Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date (as defined below) and accepted for exchange. The Total Exchange Price for each series of Old Notes is inclusive of the applicable Early Exchange Premium (as defined below) for such series.

AMGEN ANNOUNCES PRICING TERMS OF SENIOR NOTES EXCHANGE OFFERS

The table below indicates the interest rate (the “New Notes Coupon”) for the applicable series of New Notes to be issued by Amgen pursuant to the Exchange Offers, as calculated at the Price Determination Date in accordance with the Confidential Offering Circular:

New Notes	Reference U.S. Treasury Security	Yield of Reference U.S. Treasury Security at Price Determination Date	Spread (basis points)	New Notes Coupon
New Notes due 2048	2.50% UST due February 15, 2046	2.663%	+190	4.563%

New Notes due 2051	2.50% UST due February 15, 2046	2.663%	+200	4.663%

The Exchange Offers will expire at 12:00 Midnight (end of day), New York City time, on June 9, 2016, unless extended by Amgen (the “Expiration Date”). Exchange Eligible Holders that validly tender and do not validly withdraw their Old Notes at or prior to 5:00 p.m., New York City time, on May 25, 2016, unless extended by Amgen (the “Early Participation Date”) will be eligible to receive the applicable Total Exchange Price set forth in the tables above (each, a “Total Exchange Price”), which includes an early exchange premium equal to $30.00 of principal amount of the applicable series of New Notes per each $1,000 principal amount of the applicable series of Old Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted for exchange (the “Early Exchange Premium”). Exchange Eligible Holders of Old Notes who validly tender after the Early Participation Date, but at or prior to the Expiration Date, will be eligible to receive the applicable Exchange Price, which is equal to the applicable Total Exchange Price minus the applicable Early Exchange Premium (each, an “Exchange Price”).

In addition to the applicable Total Exchange Price or applicable Exchange Price, Exchange Eligible Holders whose Old Notes are accepted for exchange will be paid accrued and unpaid interest on such Old Notes to, but not including, the Settlement Date (as defined below) in cash.

Tenders of Old Notes in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on May 25, 2016 (the “Withdrawal Date”), unless extended by Amgen, but not thereafter unless additional withdrawal rights are required by law.

The 2051 Exchange Offers are subject to an aggregate issuance limit with respect to the aggregate principal amount of New 2051 Notes equal to the Maximum 2051 Notes Exchange Cap, as discussed in the Confidential Offering Circular.

The “Settlement Date” for the Exchange Offers will be promptly after the Expiration Date and is expected to be the third business day after the Expiration Date.

The complete terms of the Exchange Offers are described in the Confidential Offering Circular. Amgen reserves the right, subject to applicable law, to extend, terminate or otherwise amend the terms of any or all of the Exchange Offers.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Amgen will enter into a registration rights agreement with respect to the New Notes providing for certain registration rights with respect to the New Notes as described in the Confidential Offering Circular.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Confidential Offering Circular and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

AMGEN ANNOUNCES PRICING TERMS OF SENIOR NOTES EXCHANGE OFFERS

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area that has implemented the Prospectus Directive, qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or fall within Article 43 of the Order, or any other person to whom it may otherwise lawfully be communicated under the Order (all such persons together being referred to as “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements regarding the timing and completion of the Exchange Offers, estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the SEC reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party

AMGEN ANNOUNCES PRICING TERMS OF SENIOR NOTES EXCHANGE OFFERS

payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

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CONTACT: Amgen, Thousand Oaks

Kristen Davis, 805-447-3008 (media)

Arvind Sood, 805-447-1060 (investors)